Loan Contract
(Yun Ying Shuang) Nong Ying Jie Zi (2007) No. 12

Borrower (Full Name): Kunming Sheng Huo Pharmaceutics (Group) Co., Ltd.

Lender (Full Name): Agricultural Bank of China Kunming Shuanglong Sub-branch

Pursuant to the relevant PRC laws and regulations, the two parties, following consultations, mutually agree to enter into this Contract (“Contract”) as follows.

Article 1 Loan

1.  Type of loan: Loan toward mid-term current capital;

2.  Purpose of loan: Current capital;

3.  Currency and amount of loan (in Capital): RMB FIFTY MILLION YUAN

4.  Term of loan

(1)	As shown in the following table:

From				To
Year	Month	Day	Amount	Year	Month	Day	Amount
2007	August	16	¥50,000,000.00	2009	August	16	¥50,000,000.00

(In case of insufficient space therein, additional paper can be attached thereto as supplement to form an integral part hereof.)

(2)
If any inconsistency exists between the amount and the from-to dates of the loan recorded herein and those recorded in the loan certificate, the latter shall prevail. As an integral part hereof, the loan certificate has equal legal force and effect as this Contract;

(3)	If the loan hereunder is in foreign exchange, the Borrower shall repay the principal and interest of the loan in the original currency as per the schedule.

5.  Loan Interest Rate

The interest rate of loans in RMB is determined as per Method 1 below:

(1)	Floating Interest Rate

The loan interest rate floats upward by 10% from benchmark interest rate to stand at 7.722% per annum. The benchmark interest rate for loans with a term of five years or less shall be the benchmark RMB interest rate for the same term announced by the People’s Bank of China, while that for loans with a term of more than five years shall be the above benchmark interest rate plus _____________ (in words) percentage point(s).

Adjustment to the interest rate shall be made once in every TWELVE-month period. In case of adjustment made to benchmark RMB interest rate by the People’s Bank of China, the Borrower shall, starting from the corresponding day of loan in the first month of the next 12-month period after the adjustment, pay interest according to the adjusted benchmark interest rate for the relevant term and the new interest rate determined as per the above calculation method, without further notice. If the adjustment day of benchmark interest rate falls on the same day as the loan issuance day or the corresponding day of loan in the first month of the 12-month period, the new loan interest rate shall apply starting on the adjustment day of benchmark interest rate. If there is no corresponding day of loan, the last day of such month shall be deemed as the corresponding day of loan.

(2)	Fixed Interest Rate

The loan interest rate floats upward/downward by  % to stand at ___% per annum. The benchmark interest rate for loans with a term of five years or less is the benchmark RMB interest rate for the same term announced by the People’s Bank of China, while that for loans with a term of more than five years is the above interest rate plus ___ (in words) percentage point(s).

The interest rate of loans in foreign exchange shall be determined as per Method _____ below:

(1) Floating loan interest rate for a term of _____ months shall be _____-month _________________ (LIBOR/HIBOR) + ___ % margin. LIBOR/HIBOR is the interbank offered rate of London/Hong Kong announced by Reuters for the corresponding term two working days prior to the interest bearing date.

(2) An annual interest rate of _____ % shall apply till the loan expiration date.

(3) Other methods:                                                                                           .

6. Interest Settlement

The interest on the loan hereunder shall be settled on a quarterly basis, with the date of settlement falling on the 20th day of each quarter-end month. The Borrower shall pay up the interest on every interest settlement day. If the last loan repayment day is not an interest settlement day, the outstanding interest shall be paid up immediately together with the principal (daily interest rate = monthly interest rate/30).

Article 2 Where the Borrower fails to meet the following conditions, the Lender shall have the right to refuse granting the loan hereunder:

1. The Borrower opens a general account with the Lender.

The debt service schedule:

Repay 5 million yuan on or before December 30, 2007;

Repay 5 million yuan on or before June 30, 2008;

Repay 10 million yuan on or before December 30, 2008;

Repay 30 million yuan when the term expires in August 2009.

Article 10 Contract Effectiveness

This Contract shall come into force as of the date of execution and sealing by both parties.

Article 11 Counterparts

This Contract shall be executed in four original copies, one for each party and one for each guarantor. The four counterparts shall have equal force and effect.

Article 12 Reminder

The Lender has reminded the Borrower of the need to have a complete and accurate understanding of the provisions hereof and, at the request of the Borrower, explained the provisions as necessary. The signing parties have a common understanding of the meanings hereof.

Borrower (Seal & Signature):

“KUNMING SHENG HUO PHARMACEUTICS (GROUP) CO., LTD.” (Seal)
Legal Representative or Authorized Agent: Lan Guihua (Signature)

Lender (Seal & Signature):

“AGRICULTURAL BANK OF CHINA KUNMING SHUANGLONG SUB-BRANCH” (Seal)

Principal or Authorized Agent: Ma Bo (Signature)

Date of Execution: August 16, 2007
Place of Execution: Agricultural Bank of China Kunming Shuanglong Sub-branch

Contract for Entitlement Pledge
(Yun Ying Shuang) Nong Yin Quan Zhi Zi (2007) No. _____

Pledgee (Full Name): Agricultural Bank of China Kunming Shuanglong Sub-branch
Pledgor (Full Name): (1) Lans International Medicine Investment To., Limited

(2)
(3)

To ensure the faithful performance of the Loan Contract (Yun Ying Shuang) Nong Ying Jie Zi (2007) No. 12 (“Master Contract”) entered into by and between Kunming Sheng Huo Pharmaceutics (Group) Co., Ltd. (“Debtor”) and the Pledgeeôthe Pledgor is willing to provide pledge guarantee for the debts formed between the Debtor and the Pledgee under the Master Contract. Pursuant to the relevant PRC laws and regulations, the two parties, following consultations, mutually agree to enter into this Contract as follows.

Article 1 Category of Guaranteed Principal Creditor’s Right and Amount of Principal
The guaranteed principal creditor’s right is the loan toward mid-term current capital and the amount of principal (currency and amount in capital) is RMB FIFTY MILLION YUAN.

Article 2 Scope of Pledge Guarantee
The scope of pledge guarantee covers the principal of the debt under the Master Contract and the related interest, overdue penalty, compound interest, default penalty, liquidated damages as well as all costs and expenses incurred by the Pledgee to realize its creditor’s right, including legal costs, attorney fee, pledge right disposal fees and transfer costs.

Article 3 Creation of Entitlement Pledge
1.
The Pledgor agrees to use the entitlement to the following properties _____  (shown in detail in the List of Pledge (Yun Ying Shuang) Quan Zhi Zi (2007) No. 001) as pledged entitlement. The above list shall form an integral part of this Contract;

2.	The above pledged entitlement is tentatively valuated at RMB (in capital) , but the final value shall be the net income of actual disposal when the pledged entitlement is realized.

Article 4 The Pledgor hereby undertakes that:
1.	it has full and undisputable ownership or right of disposal to the pledged entitlement;
2.	the pledged entitlement can be transferred de jure.

Article 12 Contract Effectiveness
This Contract shall be made as of the date of execution and sealing the both parties hereto and shall take effect as of the date when the entitlement certificate is delivered. Where registration is required, the Contract shall take effect as of the date of registration.

Article 13 This Contract is executed in four original copies, one for each party. All four counterparts shall have equal force and effect.

Article 14 Reminder
The Pledgee has reminded the Pledgor of the need to have a complete and accurate understanding of the provisions hereof and, at the request of the Pledgor, explained the provisions as necessary. The signing parties have a common understanding of the meanings hereof.

Pledgee (Seal & Signature):
“AGRICULTURAL BANK OF CHINA KUNMING SHUANGLONG SUB-BRANCH DEDICATED SEAL FOR LOAN CONTRACT” (Seal)

Principal or Authorized Agent: Ma Bo (Signatrue)

Pledgor (Seal & Signature):
“LAN’S INT’L MEDICINE INVESTMENT TO., LIMITED” (Seal)

Legal Representative or Authorized Agent: Lan Guihua (Signature)

Date of Execution: ____________________
Place of Execution: Agricultural Bank of China Kunming Shuanglong Sub-branch